UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
  Date of Report (Date of earliest event reported): February 26, 2019
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LivePerson, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	0-30141	13-3861628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Tenth Avenue, 5th Floor
New York, New York 10018
(Address of principal executive offices, with zip code)

(212) 609-4200
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.     Other Events.
On February 26, 2019, LivePerson, Inc. (the “Company”) issued a press release announcing the Company’s proposed private offering of $150.0 million aggregate principal amount of Convertible Senior Notes due 2024 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.
On February 28, 2019, the Company issued a press release announcing the upsizing to $200.0 million aggregate principal amount of the Notes and the pricing of its previously announced offering of the Notes. A copy of the press release is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits. The following documents are included as exhibits to this report:

Exhibit No.	Description

99.1	Press release by LivePerson, Inc., dated February 26, 2019.
99.2	Press release by LivePerson, Inc., dated February 28, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEPERSON, INC. (Registrant)

Date:	February 28, 2019	By:	/s/ Monica L. Greenberg
Monica L. Greenberg
Executive Vice President, Business Affairs and General Counsel